Schedule 14A Information
Proxy Statement Pursuant to Section 14(A) of the Securities Exchange Act of 1934 (Amendment No. _)

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[ ]	Preliminary Proxy Statement
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[ ]	Definitive Proxy Statement Only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Additional Materials
[ ]	Soliciting Material under Section 240.14a-12

FRANKLIN TEMPLETON ETF TRUST

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[ ]	Fee paid previously with preliminary materials.

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Outbound Call Script
Hello, my name is (CSR FULL NAME). May I please speak with (SHAREHOLDER’S FULL NAME)? (Repeat the greeting if necessary)
I am calling on a recorded line regarding your current investment in the Franklin Focused Dynamic Growth ETF. Materials were sent to you for the upcoming Special Meeting of Shareholders scheduled for November 18, 2026. We have not yet received your vote. The Board of Trustees recommends a vote IN FAVOR OF the proposal. Would you like to vote along with their recommendation?
(Pause for response)
If YES:
If we identify additional accounts before the meeting, would you like to vote them the same way?
(Proceed to confirming the vote)
If NO or the shareholder hasn’t received the info:
Shareholders are being asked to approve an amendment to Franklin Focused Dynamic Growth ETF’s fundamental investment policy regarding industry concentration. The proposed change would permit the Fund, under normal market conditions, to invest more than 25% of its net assets in securities issued by companies operating within information technology-related industries.
The Board unanimously recommends a vote FOR the proposal because the amendment is intended to give the Fund’s portfolio manager greater flexibility to manage the Fund in line with its growth-focused investment strategy, without regulatory restrictions limiting desired industry exposures.
The Board recommends a vote IN FAVOR of the proposal. Would you like to vote along with their recommendation?
(Pause for response and address any questions)
If the shareholder still chooses not to vote:
I understand. Thank you and have a good day.
If the shareholder is unavailable:
We can be reached toll-free at 1-(800) 741-9946 Monday to Friday, 10:00 AM to 11:00 PM Eastern. Thank you and have a good day.
Confirming the vote:
I am recording your vote (recap voting instructions).
For confirmation, please state your full name. (Pause)

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According to our records, you reside in (city, state, zip). (Pause)
To confirm your address for the letter, please state your street address. (Pause)

Thank you. You will receive a written confirmation in 3 to 5 business days. Please review and retain it. If you have questions, call the toll-free number in the letter. Your vote is important and appreciated. Have a good (morning/afternoon/evening).

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Outbound Voicemail Script

Hi, I am calling on behalf of Franklin Focused Dynamic Growth ETF about an important upcoming shareholder vote involving your investment.
If you have any questions or need help voting, please call us at: 1 (800) 710-6298. Thank you and have a great day.